                              CERTIFICATE OF MERGER

                                       OF

                                 1STALERTS, INC.
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                            FIRST INFO NETWORK, INC.
                            (A DELAWARE CORPORATION)

                                   ----------

     Pursuant to Title 8, Section 251(c) of the Delaware General Corporation
Law, the undersigned corporation executed the following Certificate of Merger:

     FIRST: The names of the constituent corporations are 1stAlerts, Inc., a
Delaware corporation, and First Info Network, Inc., a Delaware corporation.

     SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 251(c) of the General Corporation Law of the State
of Delaware.

     THIRD: The name of the surviving corporation is First Info Network, Inc., a
Delaware corporation.

     FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

     FIFTH: The executed Agreement and Plan of Merger is on file at 444 Madison
Avenue, 24th Floor, New York, New York 10022, an office of the surviving corporation.

     SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of the constituent corporations.

     SEVENTH: The merger is to become effective as of the filing of this
Certificate of Merger by the Secretary of State of the State of Delaware.

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     IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 13th day of April, 2005.

                                         FIRST INFO NETWORK, INC.

                                         By: /s/ Eli Kissos
                                             -----------------------------------
                                         Name: Eli Kissos
                                         Title: President

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